UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
September 19, 2008
(Date of earliest event reported)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama 35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01 Entry into a Material Definitive Agreement.

The following transactions resulted in the restructuring of the transaction described in the Form 8-K previously filed by Wolverine Tube, Inc., a Delaware corporation (“Wolverine”) on March 20, 2008 in which Wieland-Werke AG, a corporation of the Federal Republic of Germany and unaffiliated with Wolverine (“Purchaser”) made a cash payment on March 14, 2008 of $9.5 million to Wolverine China Investments, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Wolverine (“W/Investments”), and agreed to transfer certain information to Wolverine Tube (Shanghai) Co., Ltd., a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of Wolverine (“Wolverine Shanghai”), in payment of the purchase price for 30% of the issued and outstanding shares of Wolverine Wieland Singapore Holdings Private Limited (“Singapore Holdings”), the owner of all of the issued and outstanding shares of Wolverine Shanghai. Subsequent to such transaction, Wolverine, W/Investments and Purchaser determined that the shares of Singapore Holdings would not be issued to Purchaser or W/Investments, and, accordingly, Wolverine, W/Investments and Purchaser agreed to restructure the transactions.

On September 11, 2008, Wolverine transferred and assigned to Wolverine CI, Inc., an Alabama corporation and wholly-owned subsidiary of Wolverine ("Wolverine CI") which Wolverine caused to be organized solely for the purposes of participating in the transactions described in this Item 1.01, a 30% equity interest in W/Investments as a contribution to the capital of Wolverine CI. Upon the completion of such assignment and transfer and related activities, Wolverine owned a 70% equity interest in W/Investments.

On September 15, 2008, Wolverine CI entered into a 30% Interest Purchase Agreement (the “30% Agreement”), dated as of September 15, 2008, by and between Wolverine CI, Wolverine, W/Investments and Purchaser, pursuant to which Purchaser acquired from Wolverine CI its 30% equity interest in W/Investments. As consideration of the transactions contemplated by the 30% Agreement, all parties to the 30% Agreement acknowledged receipt of the cash payment by Purchaser on March 14, 2008 of $9.5 million and Purchaser’s agreement to transfer certain information to Wolverine Shanghai on or before September 30, 2008. In addition, on September 15, 2008, Purchaser paid to Wolverine $543,000 pursuant to the working capital adjustment formula set forth in the 30% Agreement.

The 30% Agreement contains representations and warranties by the parties that are customary for agreements of this type. The 30% Agreement also contains indemnification obligations by each of Wolverine and Purchaser for certain breaches of the 30% Agreement and other occurrences identified in the 30% Agreement. Other than for claims based on fraud, gross negligence or willful misconduct, the maximum aggregate amount of liability for indemnification and the reimbursement of related expenses available to either party is $9,500,000.

In connection with the execution of the 30% Agreement, Wolverine, W/Investments and Purchaser entered into an Option Agreement (the “Option Agreement”), dated as of September 15, 2008, pursuant to which Wolverine granted to Purchaser the right to purchase from Wolverine all, but not less than all, of an additional 20% equity interest in W/Investments for the purchase price to be determined by a formula contained in the Option Agreement. The Option Agreement provided that the option may be exercised during the period beginning April 1, 2011 and ending on March 31, 2013.

Subsequent to the consummation of the closing of the 30% Agreement (including the execution and delivery of the Option Agreement), Wolverine, W/Investments and Purchaser entered into a letter agreement, dated as of September 15, 2008, which granted Purchaser the right to exercise immediately the option contained in the Option Agreement in consideration of payment of $10,120,000 in cash.

On September 15, 2008, Wolverine entered into an Optioned 20% Interest Purchase Agreement (the “20% Agreement”), dated as of September 15, 2008, by and among Wolverine, W/Investments and Purchaser, pursuant to which Purchaser acquired from Wolverine a 20% equity interest in W/Investments. Following consummation of the transaction contemplated in the 20% Agreement, each of Wolverine and Purchaser owns a 50% equity interest in W/Investments, which in turn continues to be the sole owner of all of the issued and outstanding shares of Wolverine Shanghai.

In consideration of the transactions contemplated by the 20% Agreement, Purchaser made a cash payment on September 15, 2008 of $10,120,000 to Wolverine as payment in full of the purchase price for the 20% equity interest in W/Investments. Purchaser also made a cash payment to Wolverine of $362,000 pursuant to the working capital adjustment formula set forth in the 20% Agreement. Pursuant to the 20% Agreement, Purchaser is treated for purposes of allocation of profits and losses and distributions as the owner during the period of March 14, 2008 through and including September 14, 2008 of the 30% equity interest in W/Investments purchased pursuant to the 30% Agreement and the owner from and after September 15, 2008 of the aggregate 50% equity interest in W/Investments.

The payment of $10,120,000 is subject to a post-closing adjustment on the last day of the first fiscal quarter of Wolverine Shanghai in 2011 (with settlement to be made by June 15, 2011, subject to certain extensions) based upon the financial performance of Wolverine Shanghai during the period beginning the first day of the second fiscal quarter of Wolverine Shanghai in 2008 through the last day of the first fiscal quarter of Wolverine Shanghai in 2011. In no event will Wolverine be required to make a post-closing adjustment payment in excess of $2,500,000 to Purchaser, or Purchaser be required to make a post-closing adjustment payment in excess of $7,500,000 to Wolverine.

Wolverine Shanghai must make certain regulatory filings to identify the new directors of Wolverine Shanghai and the changes in its by-laws and governance documents with the People's Republic of China. In the event that such filings and related approvals are not obtained by July 31, 2009, the 20% Agreement requires Wolverine to repay the aggregate purchase price paid by Purchaser for its 50% equity interest in W/Investments plus interest.

The 20% Agreement contains representations and warranties by the parties that are customary for agreements of this type. The 20% Agreement also contains indemnification obligations by each of Wolverine and Purchaser for certain breaches of the 20% Agreement and other occurrences identified in the 20% Agreement. Other than for claims based on fraud, gross negligence or willful misconduct, the maximum aggregate amount of liability for indemnification and the reimbursement of related expenses available to either party is $10,120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOLVERINE TUBE, INC.

September 19, 2008	By /s/ David A. Owen
David A. Owen
Senior Vice President, Chief Financial Officer and Secretary